UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2021
ADAMAS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36399	42-1560076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 Powell Street, Suite 1000
Emeryville, CA 94608
(Address of principal executive office)
Registrant’s telephone number, including area code (510) 450-3500
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ADMS	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.

As previously disclosed, Adamas Pharma, LLC, a wholly-owned subsidiary of Adamas Pharmaceuticals, Inc. (the “Company”) is involved in a lawsuit against Zydus Worldwide DMCC and Zydus Pharmaceuticals (USA), Inc. (collectively “Zydus”) in the United States District Court for the District of New Jersey alleging infringement of the Company’s patents by Zydus. On January 30, 2021, the Company entered into a definitive agreement (the “Definitive Agreement”) with Zydus pursuant to which the parties agreed to end the lawsuit and dismiss it without prejudice. Pursuant to the Definitive Agreement, the Company grants a license to make, use, sell, offer to sell and import a generic version of GOCOVRI® (amantadine) extended release capsules, effective as of March 4, 2030, or earlier in certain circumstances typical for such agreements. In addition, the Definitive Agreement contains provisions that may accelerate the license date, including if unit sales of GOCOVRI in the 12-month period ending July 31, 2025 or any subsequent 12-month period decline by a specified percentage below GOCOVRI unit sales in the year ended December 31, 2019.

The Definitive Agreement will be submitted to the U.S. Federal Trade Commission and the U.S. Department of Justice. The Company expects to file the Definitive Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adamas Pharmaceuticals, Inc.

Dated:	February 1, 2021	By:	/s/ Christopher B. Prentiss
Christopher B. Prentiss
Chief Financial Officer

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